UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 9, 2010

Date of Report (Date of earliest event reported)

General Growth Properties, Inc. (f/k/a New GGP, Inc.)

GGP, Inc. (f/k/a General Growth Properties, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
Delaware	1-11656	42-1283895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, commencing on April 16, 2009, GGP, Inc. (f/k/a General Growth Properties, Inc.) (“Old GGP”) and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  As of October 21, 2010, 126 Debtors, including Old GGP, remained subject to Chapter 11 proceedings (the “TopCo Debtors”).

On October 21, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the TopCo Debtors’ third amended joint plan of reorganization under Chapter 11, as modified and supplemented (the “Plan”).

On November 9, 2010 (the “Effective Date”), the Plan became effective and the TopCo Debtors consummated their reorganization under Chapter 11 (the “Reorganization”) through a series of transactions contemplated by the Plan and emerged from Chapter 11.

Pursuant to the Plan, on the Effective Date and as further described below, Old GGP transferred certain assets and liabilities of Old GGP to The Howard Hughes Corporation (“THHC”) and distributed shares of common stock of THHC to holders of shares of common stock of Old GGP and common and preferred units of GGP Limited Partnership (the “Separation”).

Pursuant to the Plan, on the Effective Date, Old GGP also changed its corporate name to “GGP, Inc.” and, as further described below, merged (the “Merger”) with and into GGP Merger Sub, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of a new company with the corporate name “General Growth Properties, Inc.” (f/k/a New GGP, Inc.) (“New GGP”), with Old GGP surviving the Merger as an indirect, wholly-owned subsidiary of New GGP.  In connection with the Merger, existing shares of common stock of Old GGP were exchanged for shares of common stock of New GGP (“New GGP Common Stock”).

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

As stated above, pursuant to the Plan, on the Effective Date, Old GGP, New GGP, Merger Sub, and GGP Real Estate Holding I, Inc., a wholly-owned subsidiary of New GGP and the parent of Merger Sub, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  A related Certificate of Merger (the “Certificate of Merger”) was subsequently filed with the Secretary of State of the State of Delaware and, pursuant to the Merger Agreement, the Certificate of Merger and the Plan, Old GGP merged with and into Merger Sub, with Old GGP continuing as the surviving corporation and an indirect, wholly-owned subsidiary of New GGP.  In connection with the Merger, all shares of common stock of Old GGP issued and outstanding immediately prior to the Merger were cancelled and converted into the right to receive shares of New GGP Common Stock as provided in the Plan.

Investment Agreements

As previously disclosed, in connection with the Reorganization, Old GGP entered into investment agreements (the “Investment Agreements”) with (i) Brookfield Retail Holdings LLC (formerly REP Investments LLC) (“Brookfield Investor”), (ii) The Fairholme Fund and Fairholme Focused Income Fund, each a series of Fairholme Funds, Inc. (collectively, “Fairholme”), (iii) Pershing

Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, “Pershing Square” and, together with Brookfield Investor and Fairholme, the “Plan Sponsors”), and (iv) Teacher Retirement System of Texas (“TRS”).  On the Effective Date, New GGP issued an aggregate of approximately 644 million shares of New GGP Common Stock to the Plan Sponsors, TRS and affiliates of Blackstone Real Estate Partners VI L.P (“Blackstone” and, together with the Plan Sponsors and TRS, the “Investors”), at a price of $10.00 per share for the Plan Sponsors and Blackstone and $10.25 per share for TRS.  Pursuant to the Investment Agreements:

•                  For so long as a Plan Sponsor beneficially owns at least 5% of New GGP Common Stock on a fully-diluted basis, such Plan Sponsor will have a subscription right, in connection with certain offerings by New GGP of New GGP Common Stock, to purchase New GGP Common Stock as necessary to allow it to maintain its respective proportionate New GGP Common Stock ownership interest on a fully-diluted basis.

•                  The board of directors of New GGP (the “Board”) will have nine members.  Three members of the Board may be designated by Brookfield Investor, whose right to designate three directors will continue so long as Brookfield Investor beneficially owns at least 20% of New GGP Common Stock on a fully-diluted basis, with such right reducing to two directors if Brookfield Investor beneficially owns between 15% and 20% of New GGP Common Stock on a fully-diluted basis and one director if Brookfield Investor beneficially owns between 10% and 15% of New GGP Common Stock on a fully-diluted basis. Brookfield Investor will have no right to designate a director if it beneficially owns less than 10% of New GGP Common Stock on a fully-diluted basis.

•                  New GGP will indemnify THHC from and against 93.75% of any and all losses, claims, damages, liabilities and reasonable expenses to which THHC and its subsidiaries become subject, in each case solely to the extent directly attributable to MPC Taxes (as defined in the Investment Agreements) in an amount up to the Indemnity Cap.  The Indemnity Cap is calculated as the lesser of (a) $303,750,000 and (b) the Excess Surplus Amount. The Excess Surplus Amount is determined using a complex formula described in the Investment Agreements that includes varying percentages of any Reserve Surplus Amount, Net Debt Surplus Amount and Offering Premium (as defined in the Investment Agreements). The Excess Surplus Amount is designed to provide value to THHC in the form of the tax indemnity (up to a maximum amount of $303,750,000).

•                  New GGP has the right to repurchase within 45 days after the Effective Date up to approximately 135 million shares of New GGP Common Stock from Fairholme at $10.00 per share, up to approximately 20 million shares of New GGP Common Stock from Pershing Square at $10.00 per share and up to approximately 24.4 million shares of New GGP Common Stock from TRS at $10.25 per share, in each case, with the proceeds from a public offering of New GGP Common Stock (the “clawback rights”).  In order to repurchase such shares, the price per share of New GGP Common Stock issued in such offering must be at least $10.50 per share (net of all underwriting and other discounts, fees and related consideration).  On the Effective Date, New GGP paid an amount equal to $0.25 per reserved share to Fairholme and Pershing Square to preserve its clawback rights.

Warrant Agreement

On the Effective Date, New GGP entered into a Warrant Agreement with Mellon Investor Services LLC, as warrant agent (the “Warrant Agreement”), and issued warrants (the “Warrants”) to purchase, in the aggregate, up to 120,000,000 shares of New GGP Common Stock to the Plan Sponsors and Blackstone, as follows: (i) Warrants to purchase up to approximately 57.5 million shares of New GGP Common Stock with an initial exercise price of $10.75 per share to Brookfield Investor, (ii) Warrants to purchase up to approximately 41.07 million shares of New GGP Common Stock with an initial exercise price of $10.50 per share to Fairholme, (iii) Warrants to purchase up to approximately 16.43 million shares of New GGP Common Stock with an initial exercise price of $10.50 per share to Pershing Square and (iv) Warrants to purchase up to approximately 5.0 million shares of New GGP Common Stock with an initial exercise price of $10.50 per share with respect to one-half of the Warrants and $10.75 per share with respect to the remaining one-half of the Warrants to Blackstone.  The Warrants are not subject to reduction even if the shares of New GGP Common Stock issued to Fairholme and Pershing Square are repurchased in accordance with the clawback rights under the Investment Agreements.

Each Warrant has a term of seven years from the Effective Date, expiring at the close of business on November 9, 2017.  The Warrants held by each of Brookfield Investor and Blackstone are immediately exercisable, subject to any lockup restrictions, whereas the Warrants held by each of Fairholme and Pershing Square may only be exercised upon 90 days’ prior notice for the first 6.5 years after issuance but are exercisable without notice at any time thereafter.  In addition, the Warrants held by Pershing Square do not vest and are not exercisable prior to the date that is 210 days after the Effective Date.  The Warrants held by Pershing Square and Fairholme must be net share settled, meaning that the exercise price for the Warrants cannot be paid in cash and will instead be netted against the shares received upon exercise of the Warrants, resulting in fewer shares being issued.

The Warrants are subject to adjustment in a number of circumstances, including, but not limited to, upon certain rights offerings, certain tender and exchange offerings, and certain recapitalizations, reorganizations, reclassifications, mergers and sales of all or substantially all of New GGP’s assets.  For instance, if New GGP (i) pays a dividend in cash or other property or makes a distribution on the New GGP Common Stock in shares of common stock, (ii) subdivides its outstanding shares of common stock into a greater number of shares or (iii) combines or reverse-splits its outstanding shares of New GGP Common Stock into a smaller number of shares, then the per share warrant price and the number of warrant shares will be proportionately decreased and increased, respectively, in the case of a subdivision, distribution or stock dividend, or proportionately increased and decreased, respectively, in the case of a combination or reverse stock split.  In addition, in certain circumstances, upon the occurrence of a change of control other than a public stock merger or mixed consideration merger, each as defined in the Warrant

Agreement, holders of the Warrants have the right to require New GGP to redeem the Warrants at the fair value of such Warrants in cash as of the date of the change of control event as determined by an independent financial expert employing a valuation methodology provided for in the Warrant Agreement.  Upon the occurrence of a public stock merger or a mixed consideration merger, New GGP may elect to redeem the Warrants at fair value or, to the extent of stock consideration, have the Warrants continue as warrants on the stock of the acquiring parent company as provided in the Warrant Agreement.

Standstill Agreements

On the Effective Date, the Plan Sponsors entered into agreements with New GGP (the “Standstill Agreements”) that set forth, among other things (a) the size of, the minimum number of independent directors on, and the composition of the nominating and governance committee of, the Board, (b) voting for directors and certain other matters, (c) required approvals for (1) certain change in control transactions and related-party transactions involving the applicable Plan Sponsor and (2) the applicable Plan Sponsor to increase its percentage ownership in New GGP above an agreed cap, and (d) transfers of shares of New GGP by the Plan Sponsor. Specifically, the Standstill Agreements contemplate the following:

•                  so long as a Plan Sponsor beneficially owns more than 10% of the outstanding New GGP Common Stock, such Plan Sponsor will support the following principles: the Board will have a majority of independent directors, the nominating committee will consist of a majority of members not affiliated with or nominated by the Plan Sponsors, and the Board will have nine members not to be increased or reduced, unless approved by 75% of the Board;

•                  with respect to voting,

•                  affiliate transactions require approval of a majority of disinterested directors;

•                  certain change of control transactions involving a stockholder that owns more than 10% of the New GGP Common Stock on a fully-diluted basis require approval of a majority of disinterested directors and a majority of voting power of the stockholders (other than such 10% or greater stockholder);

•                  for Brookfield Investor and Pershing Square in connection with a vote for the election of directors and for Fairholme, in connection with any vote, (a) Brookfield Investor may vote all of its shares as it wishes with respect to its designees and, with respect to other nominees, may vote 10% of the outstanding New GGP Common Stock as it wishes, but must vote the rest of its shares in proportion to the other stockholders, and (b) Fairholme and Pershing Square may each vote 10% of the outstanding New GGP Common Stock as it wishes, but each must vote the rest of its shares in proportion to the votes cast by the other stockholders;

•                  in connection with any stockholder vote, if the Board recommends that stockholders approve the matter, Brookfield Investor may vote against or in favor of such matter in its sole discretion, and, if the Board recommends that the stockholders not approve the matter, Brookfield Investor may vote (a) against the matter, or (b) in favor of the matter, provided that if Brookfield Investor owns more than 30% of the outstanding New GGP Common Stock, Brookfield Investor must vote its shares in excess of 30% in proportion to the votes cast by the other stockholders;

•                  subject to certain exceptions, the Plan Sponsors may not acquire beneficial ownership of or an economic interest in New GGP Common Stock that is greater than:

•                  in the case of Brookfield Investor, 45% of the outstanding New GGP Common Stock;

•                  in the case of Pershing Square, the lesser of (a) 25% of the outstanding New GGP Common Stock and (b) the sum of 5% and the percentage of the outstanding New GGP Common Stock owned by Pershing Square as of the Effective Date; and

•                  in the case of Fairholme, the lesser of (a) 30% of the outstanding New GGP Common Stock and (b) the sum of 5% and the percentage of the outstanding New GGP Common Stock owned by Fairholme as of the Effective Date; and

•                  unless approved by a majority of independent directors, none of the Plan Sponsors may sell or otherwise transfer New GGP Common Stock if the transferee would beneficially own more than 10% of New GGP Common Stock then outstanding, except for (a) transfers to affiliates or third parties that agree to ownership and voting restrictions, (b) registered offerings that are widely distributed, (c) Rule 144 sales, (d) mergers or other transactions approved by the Board and a majority of all stockholders and (e) tender offers in which all other stockholders are allowed to sell on the same terms.

A Standstill Agreement will terminate (a) upon mutual agreement, if approved by a majority of the disinterested directors, (b) if stockholders other than the Plan Sponsors own more than 70% of the shares of New GGP Common Stock then outstanding and the applicable Plan Sponsor owns less than 15% of the shares of New GGP Common Stock then outstanding, (c) if the applicable Plan Sponsor owns less than 10% of the shares of New GGP Common Stock then outstanding, (d) upon a change of control not involving the applicable Plan Sponsor, or (e) upon the sale of all or substantially all of the assets or voting securities of New GGP.

Registration Rights Agreements

On the Effective Date, New GGP entered into a Registration Rights Agreement with each of the Investors (collectively, the “Registration Rights Agreements”), granting such persons (and their permitted assignees) certain registration rights, including demand registration rights and “piggyback” registration rights.  The registration rights granted in the Registration Rights Agreements are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and other limitations.

*****

The foregoing description of the agreements to which New GGP is a party does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are exhibits hereto and are incorporated herein by reference.  The forgoing descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide investors with information regarding the terms of these documents.  These documents contain representations and warranties made by and to the parties thereto as of specific dates.  The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document.  In addition, such representations and warranties (1) may have been qualified by confidential disclosures made to the other party in connection with such document, (2) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (3) were made only as of the date of such documents or such other date as is specified therein and (4) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.  Accordingly, these documents are included herewith only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On the Effective Date, pursuant to the Plan, the Separation of THHC from Old GGP was completed.  THHC is now an independent public company trading under the symbol “HHC” on the New York Stock Exchange.  On November 9, 2010, shareholders of record of Old GGP as of November 1, 2010 (the “Record Date”) received 0.098344 shares of THHC common stock for each share of Old GGP common stock held as of the Record Date.  No fractional shares of THHC common stock were issued in the Separation.

In connection with the Separation, GGP entered into certain agreements to govern the terms of the Separation and to define the ongoing relationship between GGP and the THHC following the Separation, allocating responsibility for obligations arising before and after the Separation, including obligations relating to taxes, employees, liabilities and certain transition services.

The Separation Agreement

On the Effective Date, GGP and THHC entered into a separation agreement (the ‘‘Separation Agreement’’).  The Separation Agreement sets forth, among other things, GGP and THHC’s agreements regarding the principal transactions necessary to effect the Separation.

Transfer of Assets and Assumption of Liabilities

The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be performed by each of GGP and THHC as part of the Separation, and it provides for when and how these transfers, assumptions and assignments occurred.  In particular, the Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

• certain assets (the ‘‘THHC Assets’’) were transferred by GGP to THHC;

• certain liabilities (whether accrued, contingent or otherwise) arising out of or resulting from the THHC Assets, and other liabilities related to THHC business and operations (the ‘‘THHC Liabilities’’) were transferred to THHC;

• all of the assets and liabilities (whether accrued, contingent or otherwise) other than the THHC Assets and the THHC Liabilities (such assets and liabilities, other than the THHC Assets and the THHC Liabilities, are referred to as the ‘‘Excluded Assets’’ and ‘‘Excluded Liabilities,’’ respectively) were retained by or transferred to GGP or one of its subsidiaries;

• except as otherwise provided in the Separation Agreement or any other transaction agreements, GGP is responsible for any costs or expenses incurred prior to the Effective Date in connection with the Separation and the costs and expenses relating to legal counsel, financial advisors and accounting advisory work related to the Separation, and such costs and expenses will be treated in accordance with the terms of the Plan; and

• except as otherwise provided in the Separation Agreement or other transaction agreements, the corporate costs and expenses incurred after the Effective Date relating to the Separation will be borne by the party incurring such expenses.

The THHC Assets and the THHC Liabilities were transferred as of the Effective Date without pro-ration and regardless of whether they related to the period before or after the Effective Date.  Except as may expressly be set forth in the Separation Agreement or any other transaction agreements, all assets were transferred on an ‘‘as is,’’ ‘‘where is’’ basis and the respective transferees will bear the economic and legal risks associated with the use of such respective assets following the Separation, including, but not limited to, where any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and any necessary notifications are not made, necessary approvals are not obtained or any requirements of laws or judgments are not complied with.

Claims

In general, each party to the Separation Agreement assumes liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

Except as otherwise provided in the Separation Agreement or any other transaction agreements, each party released and forever discharged the other party and its respective subsidiaries and any person who was at any time prior to the Effective Date a shareholder, director, officer, agent or employee of a member of the other party or one of its subsidiaries from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation.  The releases do not extend to (a) obligations or liabilities under any agreements between the parties that remain in effect following the Separation pursuant to the Separation Agreement or any ancillary agreement, which include, but are not limited to, the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, certain commercial agreements and the transfer documents in connection with the Separation, (b) liabilities specifically set forth in the Plan, (c) liabilities retained or assumed by or transferred to a party pursuant to the Separation Agreement or any ancillary agreement, or (d) ordinary course trade payables and receivables.

Indemnification

The Separation Agreement provides for cross-indemnification principally designed to place financial responsibility for the obligations and liabilities of THHC’s business with THHC and financial responsibility for the obligations and liabilities of GGP’s business with GGP.  Specifically, each party will, and will cause its subsidiaries to, indemnify, defend and hold harmless the other party and its subsidiaries and each of their respective officers, directors and employees for any losses arising out of or otherwise in connection with:

• the liabilities that each such party assumed or retained pursuant to the Separation Agreement (which, in the case of THHC, would include the THHC Liabilities and, in the case of GGP, would include the Excluded Liabilities) and the other transaction agreements;

• any liability (whether arising before or after the Effective Date) for a misstatement or omission or alleged misstatement or omission of a material fact contained in any registration statement filed with the SEC by such party or its subsidiaries as registrant and any related, prospectus, offering memorandum, offering circular or similar disclosure document; and

• any breach by such party of the Separation Agreement, the ancillary agreements or any agreements between the parties specifically contemplated by the Separation Agreement or any ancillary agreement to remain in effect following the Separation.

Transition Services Agreement

On the Effective Date, THHC and GGP entered into a transition services agreement in connection with the Separation (the ‘‘Transition Services Agreement’’) whereby GGP or its subsidiaries will provide to THHC, on a transitional basis, certain specified services on an interim basis for various terms not exceeding 24 months following the Separation.  The services that GGP will provide to THHC include, among others, payroll, human resources and employee benefits, financial systems management, treasury and cash management, accounts payable services, telecommunications services, information technology services, property management services, legal and accounting services and various other corporate services.  The charges for the transition services generally are intended to allow GGP to fully recover the costs directly associated with providing the services, plus a level of profit consistent with an arm’s length transaction together with all out-of-pocket costs and expenses. The charges of each of the transition services will generally be based on an hourly fee arrangement and pass-through out-of-pocket costs.

Tax Matters Agreement

On the Effective Date, GGP and THHC entered into a tax matters agreement that will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters (the ‘‘Tax Matters Agreement’’).  Taxes relating to or arising out of the failure of certain of the transactions described in the private letter ruling request to qualify as a tax-free transaction for U.S. federal income tax purposes will be borne by THHC and GGP based on certain percentages to be determined in accordance with the relative market capitalization of the two companies, except if such failure is attributable to THHC’s action or inaction or GGP’s action or inaction, as the case may be, or any event (or series of events) involving THHC assets or stock or the assets or stock of GGP, as the case may be, in which case the resulting liability will be borne in full by THHC or GGP, respectively.  The Tax Matters Agreement will also restrict THHC’s ability (and the ability of any member of the THHC group) to take actions that could cause the Separation to fail to qualify as a tax-free reorganization for U.S. federal income tax purposes.

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The foregoing description of the agreements relating to the Separation does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are exhibits hereto and are incorporated herein by reference.  The forgoing descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide investors with information regarding the terms of these documents.  These documents contain representations and warranties made by and to the parties thereto as of specific dates.  The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document.  In addition, such representations and warranties (1) may have been qualified by confidential disclosures made to the other party in connection with such document, (2) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (3) were made only as of the date of such documents or such other date as is specified therein and (4) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.  Accordingly, these documents are included herewith only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 3.02.              Unregistered Sales of Equity Securities.

As described in Item 1.01, on the Effective Date, New GGP issued (i) approximately 318 million shares of New GGP Common Stock to holders of common stock of Old GGP and convertible equity interests of its affiliates; (ii) 643,780,488 shares of New GGP Common Stock to the Investors; and (iii) 120,000,000 Warrants to the Plan Sponsors and Blackstone.  The information set forth in Item 1.01 under the heading “Investment Agreements” is incorporated in this Item 3.02 by reference.

The shares of New GGP Common Stock and Warrants described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to (i) Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization, and/or (ii) Section 4(2) of the Securities Act because the issuance did not involve any public offering.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 is incorporated in this Item 3.03 by reference.

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Board of Directors

Pursuant to the Plan, as of the Effective Date, the Board consists of:  Richard B. Clark, Mary Lou Fiala, Bruce J. Flatt, John K. Haley, Cyrus Madon, Adam S. Metz, David J. Neithercut, Sheli Z. Rosenberg and John G. Schreiber.  Mr. Flatt will serve as the Chairman of the Board.  Messrs. Clark, Flatt, Madon and Schreiber were designated to the Board pursuant to the Investment Agreements.

Committees of the Board of Directors

The Committees of the Board consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The following directors have been appointed to serve as members of the Audit Committee of the Board: Mary Lou Fiala, John K. Haley (Chairperson) and David J. Neithercut.

The following directors have been appointed to serve as members of the Compensation Committee of the Board: Cyrus Madon, Sheli Z. Rosenberg and John G. Schreiber (Chairperson).

The following directors have been appointed to serve as members of the Nominating and Governance Committee of the Board: Richard B. Clark, John K. Haley and Sheli Z. Rosenberg (Chairperson).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Plan, New GGP’s certificate of incorporation and bylaws were amended and restated in their entirety.  New GGP’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) became effective on the Effective Date.

The following is a summary description of certain provisions of the Charter, the Bylaws, and certain other items.  This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of the documents which are exhibits hereto, each of which is incorporated by reference herein.

Board of Directors.

Prior to the Emergence Date, Old GGP had a “classified” board of directors, meaning that the board of directors was divided into three classes of directors serving staggered three-year terms.  New GGP does not have a classified board of directors.  The Board as of the date of this Report on Form 8-K is constituted as contemplated by the Plan and as described in Item 5.02 above.  Going forward, the Bylaws provide that, except as provided in the Bylaws with respect to the filling of vacancies on the Board and except as may otherwise be provided pursuant to the Charter, directors shall be elected by a majority of votes cast by the shares represented at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes cast by the shares represented at such meeting.  A “majority of votes cast” means that the number of votes cast “for” the election of the nominee exceeds 50% of the total number of votes cast “for” and “against” the election of that nominee.  Stockholders shall also be provided the opportunity to abstain from voting with respect to the election of a director.  In voting on the election of directors, abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director shall not be considered as votes cast.  An election shall be considered “contested” if the number of nominees for election is greater than the number of directors to be elected.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender such director’s resignation to the Board.  The Nominating and Governance Committee of the Board (“NGC”) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board shall act on the tendered resignation, taking into account the NGC’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The NGC in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Subject to the rights of the holders of any series of preferred stock, if any outstanding, with respect to the election of directors under specified circumstances, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the capital stock of New GGP entitled to vote generally in the election of directors, voting together as a single class; provided, that each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No change in the number of directors constituting the Board shall shorten or increase the term of any incumbent director.

Pursuant to the Investment Agreements, the company has agreed to nominate as part of its slate of directors, and use reasonable best efforts to have elected to the board of directors, persons designated by the Brookfield Investor, as described under Item 1.01 - “Investment Agreements”.

Capital Stock.

New GGP is authorized to issue 11,000,000,000 shares of common stock, par value $0.01 per share, and 500,000,000 shares of preferred stock, par value $0.01 per share.

The Board is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof.

Under the Charter, the holders of outstanding shares of New GGP Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, with each holder of record of New GGP Common Stock being entitled to one vote for each share of common stock standing in the name of the stockholder on the books of New GGP Common Stock, except as otherwise required by law, provided in the Charter (as it may be amended from time to time), or provided in a certificate of designations and any resolution adopted by the Board with respect to any series of capital stock subsequently established.

Subject to the rights of the holders of any series of preferred stock as set forth in a certificate of designations, any action required or permitted to be taken by the stockholders of New GGP must be effected at a duly called annual or special meeting of stockholders of New GGP may not be effected by any consent in writing of such stockholders.

Under the Charter and the Bylaws, the affirmative vote of at least 66 2/3% of the voting power of the then outstanding capital stock of New GGP entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, modify or repeal (or adopt any new or additional provision in a manner inconsistent with) certain provisions of the Charter and the Bylaws.

The Charter does not provide stockholders with preemptive rights in connection with issuances of stock.  However, as described under Item 1.01 - “Investment Agreements”, pursuant to the Investment Agreements each of the Plan Sponsors has certain subscription rights in connection with certain stock offerings by New GGP, as necessary to allow such Plan Sponsor to maintain its proportional New GGP Common Stock ownership interest in New GGP on a fully-diluted basis.

Pursuant to the Investment Agreements, the Plan Sponsors and Blackstone were issued 7-year warrants to purchase up to 120,000,000 shares of common stock in the aggregate at an initial exercise price of $10.50 - $10.75 per share, subject to adjustment, as described under Item 1.01 - “Warrant Agreement”.

Certain holders of GGPLP common units may continue to have certain redemption, conversion or registration rights in respect of the common units.  Any such exchange or conversion rights will be satisfied with the New GGP Common Stock rather than the common stock of Old GGP, and any such registration rights will apply to the New GGP Common Stock rather than to the common stock of Old GGP.

Certain Restrictions on Ownership and Transfer.

New GGP has agreed to elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes in connection with the filing of its tax return for 2010, subject to satisfying the REIT qualification requirements at such time.  Generally, for New GGP to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for a taxable year, the following conditions (among others) must be satisfied: (1) not more than 50% in value of New GGP’s outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year; (2) New GGP’s capital stock must be beneficially owned, without regard to any rules of attribution of ownership, by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (3) certain percentages of New GGP’s gross income and assets must be from particular activities and types of assets.  Accordingly, the Charter contains provisions which limit the value of New GGP’s outstanding capital stock that may be owned by any stockholder.  We refer to this limit as the “Ownership Limit.”

Subject to certain exceptions, the Ownership Limit provides that no stockholder may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit.  The Ownership Limit is set at 9.9% of the value of the outstanding capital stock.  The Board may waive the 9.9% Ownership Limit in certain circumstances, including pursuant to the Investment Agreements, which provides that the Board may waive such restriction subject to the applicable Plan Sponsor making certain representations and covenants.

The Board may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize New GGP’s status as a REIT.  As a condition of such waiver, the Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving REIT status.  The Ownership Limit will not apply if the Board and the holders of capital stock determine that it is no longer in New GGP’s best interests to attempt to qualify, or to continue to qualify, as a REIT.  If shares of capital stock in excess of the Ownership Limit, or shares which would cause New GGP to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

The Charter further provides that upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) capital stock in excess of the applicable Ownership Limit (“Excess Shares”), such person (“Prohibited Owner”) will not acquire or retain any rights or beneficial economic interest in such Excess Shares.  Rather, the

Excess Shares will be automatically transferred to a person or entity unaffiliated with and designated by New GGP to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by New GGP within five days after the discovery of the transaction which created the Excess Shares.  The trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (“Permitted Transferee”) to acquire any and all of the shares held by the trust.  The Permitted Transferee must pay the trustee valuable consideration (whether in a public or private sale) for the Excess Shares.  The trustee shall pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they became Excess Shares and (b) the price received by the trustee from the sale of the Excess Shares to the Permitted Transferee. The beneficiary will receive the excess of (x) the sale proceeds from the transfer to the Permitted Transferee over (y) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares.

All shares of capital stock issued by New GGP will be subject to legends and stop-transfer restrictions as described above.

The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased.  Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Charter.

Indemnification.

The Charter and Bylaws provide for New GGP, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended, to indemnify and hold harmless officers and directors, and to advance to officers and directors related expenses (subject to reimbursement if it is ultimately determined that the individual is not entitled to be indemnified by New GGP).  In addition, New GGP has entered into indemnification agreements with its directors.

Forum.

The Charter provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New GGP, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of New GGP to New GGP or its stockholders, (iii) any action asserting a claim against New GGP arising pursuant to any provision of the DGCL or the Charter or Bylaws or (iv) any action asserting a claim against New GGP governed by the internal affairs doctrine.

Advance Notice and Other Procedures for Stockholder Nominations and Other Business.

The advance notice and other provisions of the Bylaws set forth how and when a stockholder may nominate persons for election to the Board or propose other business to be considered by the stockholders.  Among other things, these provisions set forth the following:

(a)           (1)           Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to New GGP’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder of New GGP who (i) was a stockholder of record of New GGP at the time the notice provided for pursuant to the Bylaws is delivered to the Secretary of New GGP and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in the Bylaws as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters or nominations properly brought under Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) and included in New GGP’s proxy statement) at an annual meeting of stockholders.

(2)           Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of New GGP and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of New GGP not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by New GGP). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)           To be in proper form, a stockholder’s notice must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and, if applicable, the beneficial owner of the shares held of record by such stockholder (the “Beneficial Owner”), if any, and their respective affiliates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such persons’ respective affiliates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Beneficial Owner, if any, or any affiliate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and Beneficial Owner, if any, (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the Beneficial Owner, if any, (i) the name and address of such stockholder, as they appear on New GGP’s books, and of such Beneficial Owner, if any, (ii) (a) the class or series and number of shares of capital stock of New GGP which are, directly or indirectly, owned beneficially and of record by such stockholder and such Beneficial Owner, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of New GGP, (c) any short interest in any security of New GGP (for purposes of the Bylaws a person shall be deemed have a short interest of such stockholders and Beneficial Owner, if any, in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on the shares of New GGP owned beneficially by such stockholder and Beneficial Owner, if any, that are separated or separable from the underlying shares of New GGP and (e) any proportionate interest in shares of New GGP held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such Beneficial Owner, if any, any of their respective affiliates, and any others acting in concert with any of the foregoing with respect to such nomination or proposal, (iv) a representation that the stockholder is a holder of record of stock of New GGP entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the Beneficial Owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of New GGP’s outstanding voting stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and Beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.  In addition, the stockholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 9 of Article I of the Bylaws. New GGP may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of New GGP or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (C)(ii) and (C)(iii) of this paragraph shall be updated by such stockholder and Beneficial Owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(4)           Notwithstanding anything in the second sentence of paragraph (2) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by New GGP naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of New GGP not later than the close of business on the 10th day following the day on which such public announcement is first made by New GGP.

(b)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to New GGP’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to New GGP’s notice of meeting (1) by or at the direction of the Board or a committee thereof, or (2) provided, that the Board, such committee or stockholder(s) pursuant to Section 1(b) of the Bylaws (which provides that a special meeting of the stockholders for any purpose or purposes may be called by the Board; and that a special meeting of stockholders shall be called by the Secretary promptly upon and in accordance with the written request, stating the purpose, date, time and place within or without the State of Delaware of the meeting, of stockholders of record who together hold 15% or more of the voting power of the issued and outstanding shares of the capital stock of New GGP entitled to vote generally in the election of directors) have determined that a purpose of the meeting is to elect directors, by any stockholder of New GGP who (i) is a stockholder of record of New GGP at the time the notice provided for above is delivered to the Secretary of New GGP and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth above as to such nomination.  In the event New GGP calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in New GGP’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) above with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by the Bylaws) shall be delivered to the Secretary at the principal executive offices of New GGP not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           Notwithstanding the foregoing, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of New GGP to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by New GGP.

Item 8.01. Other Events.

Successor Issuer

Upon completion of the Reorganization, in accordance with Rule 12g-3(a) under the Exchange Act the common stock of New GGP, as successor issuer to Old GGP, is deemed to be registered under Section 12(b) of the Exchange Act.

Press Release

On November 9, 2010, New GGP announced that it had consummated the Plan. A copy of the press release is attached as an exhibit hereto and is incorporated herein by reference.

Pershing Square Bridge Note

On the Effective Date, Pershing Square paid $350 million to New GGP in exchange for an unsecured note issued by New GGP to an affiliate of Pershing Square, which note is payable 210 days after the Effective Date (the “Pershing Square Bridge Note”). The Pershing Square Bridge Note bears interest at a rate of 6% per annum and is prepayable by New GGP at any time without premium or penalty.

Credit Facility

On the Effective Date, a revolving credit facility, providing for revolving loans of up to $300 million, was entered into with Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, various lenders, and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as Joint Lead Arrangers.

The revolving credit facility will mature three years from the Effective Date. The revolving credit facility is a senior secured obligation of New GGP, as a guarantor, and the two operating entities through which New GGP conducts substantially all of its business (GGPLP and GGPLP L.L.C.) and three holding company subsidiaries through which New GGP holds its interest in certain of its property-level subsidiaries (GGPLP Real Estate 2010 Loan Pledgor Holding, LLC,

GGPLPLLC 2010 Loan Pledgor Holding, LLC, and GGPLP 2010 Loan Pledgor Holding, LLC), as co-borrowers. In addition, the revolving credit facility is guaranteed by certain of New GGP’s subsidiaries and secured by (i) first-lien mortgages on certain properties, (ii) first-lien pledges of equity interests in certain of New GGP’s subsidiaries which directly or indirectly own properties that are encumbered by existing third-party mortgage debt and (iii) various additional collateral.

Borrowings under the revolving credit facility will bear interest at a floating rate, which can be either a Eurodollar rate plus an applicable margin or, at the borrower’s option, an alternative base rate (defined as the higher of (x) the Deutsche Bank Trust Company Americas prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum. The interest rate payable in respect of any overdue principal and interest under the revolving credit facility will increase by 2.00% per annum during the continuance of any payment event of default with respect to such principal or interest.

For Eurodollar loans, New GGP may select interest periods of one, two, three, six months or, with the consent of all lenders, nine months. Interest will be payable at the end of the selected interest period, but no less frequently than every three months within the selected interest period.

The revolving credit facility also requires payment of a commitment fee on the difference between committed amounts and amounts actually borrowed under the revolving credit facility and customary letter of credit fees. Prior to the maturity date of the revolving credit facility, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed, without premium or penalty.

Voluntary prepayments of principal amounts outstanding under the revolving credit facility will be permitted at any time; however, if a prepayment of principal is made with respect to a Eurodollar loan on a date other than the last day of the applicable interest period, the lenders will require compensation for any funding losses and expenses incurred as a result of the prepayment.

The revolving credit facility contains certain restrictive covenants applicable to New GGP and its subsidiaries which will, among other things, limit material changes in nature of business conducted, amalgamations, mergers, consolidations, dissolutions or liquidations, dispositions of assets, liens, incurrence of additional indebtedness, investments and acquisitions, dividends, amendments to organizational documents, hedging for speculative purposes, transactions with affiliates, prepayment of subordinated debt, negative pledges, changes in fiscal periods and limitations on subsidiary distributions. In addition, New GGP is required to maintain a maximum net debt to value ratio, a maximum leverage ratio and a minimum net cast interest coverage ratio.

The revolving credit facility contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, failure of any material provision of any guaranty or security document supporting the revolving credit facility to be in full force and effect, failure to maintain REIT status and a change of control.

New Rouse Indenture

Overview.  On the Effective Date, a subsidiary of New GGP, The Rouse Company LLC, formerly known as The Rouse Company LP (“Rouse”), issued $608,688,000 aggregate principal amount of

6.75% Senior Notes due 2015 (the “Senior Notes”) pursuant to an indenture (the “Indenture”) between Rouse and Wilmington Trust FSB, as trustee (the “Trustee”).  The Senior Notes were issued to holders in exchange for $608,688,000 aggregate principal amount of certain notes previously issued by Rouse (the “Old Rouse Notes”) that elected to received Senior Notes in exchange for their claims related to the Old Rouse Notes pursuant to the Plan at an exchange rate of $1,000 in principal amounts of Senior Notes for each $1,000 principal amount of Old Rouse Notes.  Rouse did not receive any proceeds from the issuance of the Senior Notes.

The Senior Notes will mature on November 9, 2015.  Rouse will pay cash interest on the Senior Notes on May 1 and November 1 of each year, commencing May 1, 2011.  Interest will accrue at a rate of 6.75% per annum.

Guarantees.  The Senior Notes are not guaranteed.

Ranking.  The Senior Notes are the senior unsecured obligations of Rouse and:

•                  are equal and ratable in right of payment to all of Rouse’s existing and future unsecured debt that is not, by its terms, expressly subordinated in right of payment to the Senior Notes;

•                  rank senior in right of payment to any future debt of Rouse that is, by its terms, expressly subordinated in right of payment to the Senior Notes;

•                  will be effectively subordinated to all existing and future secured debt of Rouse to the extent of the assets securing such debt; and

•                  will be effectively subordinated to all existing and future debt and other liabilities of any subsidiaries of Rouse.

Redemption.  Rouse may redeem some or all of the Senior Notes at any time prior to May 1, 2013 at a price equal to 100% of the principal amount of the Senior Notes redeemed and the sum of the present value of the remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the rate per annum equal to the semi-annual yield to maturity of the comparable treasury issue on the redemption date plus 50 basis points.  In addition, on or after May 1, 2013, Rouse may redeem the Senior Notes at a redemption price of 103.375% of the principal amount redeemed and on or after May 1, 2014 at a redemption price of 100% of the principal amount redeemed.

Covenants.  The Indenture contains certain covenants limiting:

•                  the ability of Rouse and its subsidiaries to incur debt;

•                  the ability of Rouse and certain of its subsidiaries to enter into sale/leaseback transactions; and

•                  Rouse’s ability to consolidate or merge with, or to sell, convey or lease all or substantially all of its assets to any other entity.

Events of Defaults.  Each of the following would be an event of default with respect to the Senior Notes:

•                  failure to pay principal of or premium, if any, on the notes when due;

•                  failure to pay any interest on the notes when due, continued for 30 days;

•                  failure to perform any other covenant in the respective indentures, continued for 60 days after written notice as provided in such indenture;

•                  certain events of bankruptcy, insolvency or reorganization; and

•                  defaults by Rouse (or a subsidiary of Rouse if Rouse is a guarantor under such debt) on any debt for borrowed money aggregating $10.0 million or more that results in acceleration.

No Registration Rights.  Holders of the Senior Notes will not have the benefit of any exchange or registration rights.

*****

The foregoing description of certain agreements to which New GGP is a party does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are exhibits hereto and are incorporated herein by reference.  The forgoing descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide investors with information regarding the terms of these documents.  These documents contain representations and warranties made by and to the parties thereto as of specific dates.  The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document.  In addition, such representations and warranties (1) may have been qualified by confidential disclosures made to the other party in connection with such document, (2) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (3) were made only as of the date of such documents or such other date as is specified therein and (4) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.  Accordingly, these documents are included herewith only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of New GGP, Inc. (now called General Growth Properties, Inc.)

3.2	Amended and Restated Bylaws of General Growth Properties, Inc.

4.1	Warrant Agreement, dated as of November 9, 2010, between General Growth Properties, Inc. and Mellon Investor Services LLC

4.2	The Rouse Company and Wilmington Trust FSB (Trustee) Indenture, dated November 9, 2010

10.1	Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, between Brookfield Retail Holdings LLC (formerly REP Investments LLC) and General Growth Properties, Inc.

10.2	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between The Fairholme Fund and Fairholme Focused Income Fund and General Growth Properties, Inc.

10.3

Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between Pershing Square Capital Management, L.P., on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc.

10.4

Standstill Agreement, dated as of November 9, 2010, between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc.

10.5	Standstill Agreement, dated as of November 9, 2010, between The Fairholme Fund and General Growth Properties, Inc.

10.6	Standstill Agreement, dated as of November 9, 2010, between Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc.

10.7

Registration Rights Agreement, dated as of November 9, 2010, between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP and Brookfield US Retail Holdings LLC, and General Growth Properties, Inc.

10.8	Registration Rights Agreement, dated as of November 9, 2010, between The Fairholme Fund, Fairholme Focused Income Fund and General Growth Properties, Inc.

10.9

Registration Rights Agreement, dated as of November 9, 2010, between Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd., Blackstone Real Estate Partners VI L.P. and its permitted assigns and General Growth Properties, Inc.

10.10	Registration Rights Agreement, dated as of November 9, 2010, between Teacher Retirement System of Texas and General Growth Properties, Inc.

10.11	Agreement and Plan of Merger, dated as of November 9, 2010, by and among GGP, Inc., General Growth Properties, Inc., GGP Real Estate Holding I, Inc., and GGP Merger Sub, Inc.

99.1	Press release, dated November 9, 2010, titled “General Growth Properties Completes Financial Restructuring and Emerges From Chapter 11”

99.2	Separation Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.3	Transition Services Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.4	Tax Matters Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.5	Relationship Agreement, dated as of November 9, 2010, between Brookfield Asset Management, Inc. and General Growth Properties, Inc.

99.6

Credit and Guaranty Agreement, dated as of November 9, 2010, among Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, various lenders, and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as Joint Lead Arrangers and General Growth Properties, Inc.

99.7	6% Promissory Note, dated November 9, 2010, issued by General Growth Properties, Inc. to PSRH, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Edmund Hoyt
Name: Edmund Hoyt
Title: Senior Vice President and Chief Accounting Officer
Date: November 12, 2010

GGP, INC.

/s/ Edmund Hoyt
Name: Edmund Hoyt
Title: Senior Vice President and Chief Accounting Officer
Date: November 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of New GGP, Inc. (now called General Growth Properties, Inc.)

3.2	Amended and Restated Bylaws of General Growth Properties, Inc.

4.1	Warrant Agreement, dated as of November 9, 2010, between General Growth Properties, Inc. and Mellon Investor Services LLC

4.2	The Rouse Company and Wilmington Trust FSB (Trustee) Indenture, dated November 9, 2010

10.1	Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, between Brookfield Retail Holdings LLC (formerly REP Investments LLC) and General Growth Properties, Inc.

10.2	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between the Fairholme Fund and Fairholme Focused Income Fund and General Growth Properties, Inc.

10.3

Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between Pershing Square Capital Management, L.P., on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc.

10.4

Standstill Agreement, dated as of November 9, 2010, between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc.

10.5	Standstill Agreement, dated as of November 9, 2010, between The Fairholme Fund and General Growth Properties, Inc.

10.6	Standstill Agreement, dated as of November 9, 2010, between Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc.

10.7

Registration Rights Agreement, dated as of November 9, 2010, between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP and Brookfield US Retail Holdings LLC, and General Growth Properties, Inc.

10.8	Registration Rights Agreement, dated as of November 9, 2010, between The Fairholme Fund, Fairholme Focused Income Fund and General Growth Properties, Inc.

10.9

Registration Rights Agreement, dated as of November 9, 2010, between Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd., Blackstone Real Estate Partners VI L.P. and its permitted assigns and General Growth Properties, Inc.

10.10	Registration Rights Agreement, dated as of November 9, 2010, between Teacher Retirement System of Texas and General Growth Properties, Inc.

10.11	Agreement and Plan of Merger, dated as of November 9, 2010, by and among GGP, Inc., General Growth Properties, Inc., GGP Real Estate Holding I, Inc., and GGP Merger Sub, Inc.

99.1	Press release, dated November 9, 2010, titled “General Growth Properties Completes Financial Restructuring and Emerges From Chapter 11”

99.2	Separation Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.3	Transition Services Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.4	Tax Matters Agreement, dated as of November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc.

99.5	Relationship Agreement, dated as of November 9, 2010, between Brookfield Asset Management, Inc. and General Growth Properties, Inc.

99.6

Credit and Guaranty Agreement, dated as of November 9, 2010, among Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, various lenders, and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as Joint Lead Arrangers and General Growth Properties, Inc.

99.7	6% Promissory Note, dated November 9, 2010, issued by General Growth Properties, Inc. to PSRH, Inc.